Exhibit 99.2

PacBio Completes Sale of Short-Read Sequencing Assets

MENLO PARK, Calif., Feb. 2, 2026 (GLOBE NEWSWIRE) -- PacBio (NASDAQ: PACB), a leading developer of high-quality, highly accurate sequencing solutions, today announced the completion of the sale of select intellectual property and other assets related to PacBio’s short-read DNA sequencing technology and related clustering, sequencing reagent, and detection technologies to Illumina, Inc.

PacBio received $48.1 million in net cash proceeds from the transaction. Under the terms of the agreement, Illumina assumed certain liabilities and granted a non-exclusive license to certain intellectual property back to PacBio.

“Last year, in response to challenging macroeconomic conditions, we made the strategic decision to pause development of our high-throughput short-read sequencing platform so that we can take full advantage of our innovations in the long-read sequencing market,” said Christian Henry, President and Chief Executive Officer. “This transaction further sharpens our focus and meaningfully strengthens our balance sheet. It positions us to drive adoption of our differentiated long-read sequencing platform and execute on the next phase of growth. For example, we have accelerated development of SPRQ-Nx chemistry to launch globally. SPRQ-Nx offers the most complete view of the genome at a competitive pricing structure.”

The transaction closed on January 30, 2026.

About PacBio

PacBio (NASDAQ: PACB) is a premier life science technology company that designs, develops, and manufactures advanced sequencing solutions to help scientists and clinical researchers resolve genetically complex problems. Our products and technologies, which include our HiFi long-read sequencing, address solutions across a broad set of research applications including human germline sequencing, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.

PacBio products are provided for Research Use Only. Not for use in diagnostic procedures.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements relating to PacBio’s current expectations, estimates and assumptions about the asset sale and the potential benefits thereof, including driving the adoption of PacBio’s differentiating long-read sequencing platform; and PacBio’s growth plans and initiatives as well as the expected financial impact and timing of these plans and initiatives. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties and could cause actual outcomes and results to differ materially from currently anticipated results, including, but not limited to, failure to realize the anticipated benefits of the asset sale; unforeseen liabilities; challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales; potential cancellation of existing instrument orders; assumptions, risks and uncertainties related to the ability to attract new customers and retain and grow sales from existing customers; risks related to PacBio’s ability to successfully execute and realize the benefits of dispositions or acquisitions; the impact of new, increased or enhanced tariffs and export restrictions; rapidly changing technologies and extensive competition in genomic sequencing; unanticipated increases in costs or expenses; interruptions or delays in the supply of components or materials for, or manufacturing of, PacBio products and products under development; potential product performance and quality issues and potential delays in development timelines; the possible loss of key employees, customers, or suppliers; customers and prospective customers curtailing or suspending activities using PacBio’s products; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio’s patents or proprietary rights; risks associated with international operations; and other risks associated with general macroeconomic conditions and geopolitical instability. Additional factors that could materially affect actual results can be found in PacBio’s most recent filings with the Securities and Exchange Commission, including PacBio’s most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption “Risk Factors.” These forward-looking statements are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.

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